EXHIBIT 99.1

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of Harrah’s Entertainment, Inc. (“Harrah’s”), Horseshoe Gaming Holding Corp. (“Horseshoe”) and Caesars Entertainment, Inc. (“Caesars”).  Harrah’s, through its wholly-owned subsidiary, Harrah’s Operating Company, Inc. (“Harrah’s Operating Company”), acquired Horseshoe on July 1, 2004.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2004, gives effect to:

•                  Harrah’s acquisition of Horseshoe;

•                  certain adjustments that are directly attributable to the acquisition of Horseshoe and will have continuing impact, including certain operational benefits arising from the elimination of duplicative corporate office and operational support functions;

•                  Harrah’s financing of the Horseshoe acquisition and refinancing of the existing indebtedness of Horseshoe, including the redemption of all of Horseshoe’s $535 million, face amount, 8 5/8% Senior Subordinated Notes due May 2009;

•                  Harrah’s sale of all of the outstanding limited and general partnership interests of the partnership that owns Harrah’s Shreveport Hotel and Casino (“Harrah’s Shreveport”), which was completed in May 2004;

•                  Harrah’s and Caesars agreements to sell the assets and certain related current liabilities of Harrah’s East Chicago and Tunica properties and of Caesars’ Atlantic City Hilton and Bally’s Tunica properties;

•                  Caesars’ agreement to sell the equity interests of Belle of Orleans, LLC, which does business as Bally’s Casino New Orleans;

•                  Caesars’ agreement to sell the assets and certain related liabilities of Caesars Tahoe;

•                  Caesars’ agreement to sell its ownership and management interests in Caesars Gauteng, a casino resort near Johannesburg, South Africa;

•                  the merger of Caesars with Harrah’s Operating Company, after giving pro forma effect to Harrah’s sale of Harrah’s Shreveport, acquisition of Horseshoe, Harrah’s and Caesars’ proposed sales of Harrah’s East Chicago, Harrah Tunica, Caesars’ Atlantic City Hilton and Bally’s Tunica and Caesars’ proposed sales of Bally’s Casino New Orleans, Caesars Tahoe and Caesars Gauteng; and

•                  Harrah’s financing of the cash portion of the Caesars merger with $1.9 billion in new debt, including anticipated acquisition costs.

The unaudited pro forma condensed combined statement of income assumes that each of these transactions was consummated on December 31, 2004.

The unaudited pro forma condensed combined balance sheet presents the combined financial position of Harrah’s and Caesars as if Harrah’s merger with Caesars was consummated on January 1, 2004, and gives effect to the merger of Caesars and the estimated incremental debt.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by Harrah’s management.  The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated financial position or consolidated results that would have been reported had the transactions occurred on the date indicated, nor does the information represent a forecast of the consolidated financial position at any future date or the combined financial results of Harrah’s, Horseshoe and Caesars for any future period.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(unaudited)

(In millions, except per share amounts)

	Harrah’s Historical (Note 1)	Shreveport Sale Adjustments (Note 2)	Horseshoe Historical (Note 3)	Horseshoe Pro Forma Adjustments (Note 4)		Harrah’s As Adjusted For Horseshoe	Caesars Historical (Note 5)	Proposed Dispositions (Note 6)	Caesars Pro Forma Adjustments (Note 8)		Harrah’s As Adjusted For Horseshoe And Caesars
Revenues
Casino	$4,077.7	$(64.1)	$437.2	$—		$4,450.8	$2,872.0	$—	$—		$7,322.8
Food and beverage	665.5	(8.4)	40.1	—		697.2	732.0	—	—		1,429.2
Rooms	390.1	(6.3)	15.3	—		399.1	712.0	—	—		1,111.1
Management fees	60.6	—	—	—		60.6	25.0	—	—		85.6
Other	217.2	(1.9)	9.2	—		224.5	333.0	—	—		557.5
Less: casino promotional allowances	(862.8)	15.9	(79.4)	—		(926.3)	(468.0)	—	—		(1,394.3)
Total revenues	4,548.3	(64.8)	422.4	—		4,905.9	4,206.0	—	—		9,111.9

Operating expenses
Direct
Casino	2,061.6	(36.2)	244.5	—		2,269.9	1,442.0	—	—		3,711.9
Food and beverage	278.1	(1.7)	12.4	—		288.8	418.0	—	—		706.8
Rooms	67.0	(0.5)	1.0	—		67.5	173.0	—	—		240.5
Depreciation and amortization	327.2	—	27.0	(10.4	)(a)	343.8	410.0	—	—		753.8
Write-downs, reserves and recoveries	9.6	(0.3)	—	—		9.3	(1.0)	—	—		8.3
Project opening costs	9.5	—	—	—		9.5	7.0	—	—		16.5
Property general, administrative and other	934.2	(12.8)	108.8	(45.6	)(b)	989.2	1,070.0	—	—		2,059.2
				4.6	(a)			—
Corporate expense	69.1	—	31.5	(30.8	)(b)	69.8	70.0	—	—		139.8
Losses/(income) on interests in nonconsolidated affiliates	0.9	—	—	—		0.9	(5.0)	—	—		(4.1)
Total operating expenses	3,757.2	(51.5)	425.2	(82.2)		4,048.7	3,584.0	—	—		7,632.7
Income from operations	791.1	(13.3)	(2.8)	82.2		857.2	622.0		—		1,479.2
Interest expense, net of interest capitalized	(271.8)	2.3	(23.8)	(37.9	)(c)	(308.4)	(281.0)	14.7	(108.1	)(g)	(684.8)
				(1.0	)(d)				(2.0	)(h)
				23.8	(e)
Losses on early extinguishment of debt	—	—	(0.2)	—		(0.2)	—	—	—		(0.2)
Other income, including interest income	9.5	—	0.3	—		9.8	8.0	—	—		17.8
Income before income taxes and minority interests	528.8	(11.0)	(26.5)	67.1		558.4	349.0	14.7	(110.1)		812.0
Provision for income taxes	(190.6)	3.9	—	(14.9	)(f)	(201.6)	(158.0)	(4.7)	40.3	(i)	(324.0)
Minority interests	(8.6)	0.4	—	—		(8.2)	(7.0)		—		(15.2)
Income from continuing operations	$329.6	$(6.7)	$(26.5)	$52.2		$348.6	$184.0	$10.0	$(69.8)		$472.8

Earnings per share from continuing operations
Basic	$2.97					$3.14					$2.64
Diluted	$2.92					$3.09					$2.59

Weighted average common shares outstanding	111.2					111.2					178.8
Weighted average common and common equivalent shares outstanding	112.9					112.9					182.8

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2004

(unaudited)

(In millions)

	Harrah’s Historical (Note 1)	Caesars Historical (Note 5)	Proposed Dispositions (Note 6)	Caesars Pro Forma Adjustments (Note 9)		Harrah’s As Adjusted Caesars
ASSETS
Current assets
Cash and cash equivalents	$489.0	$299.0	$—	$1,920.4	(j)	$776.3
				(11.7	)(k)
				(1,920.4	)(l)
Receivables, net of allowance for doubtful accounts	130.5	183.0	—	—		313.5
Deferred income taxes	30.1	117.0	—	—		147.1
Inventories, prepayments and other	137.6	138.0	—	—		275.6
Total current assets	787.2	737.0	—	(11.7)		1,512.5
Land, buildings, riverboats and equipment, net of accumulated depreciation	4,745.0	7,173.0	—	—		11,918.0
Assets held for sale	502.6	626.0	(1,118.2)	—		10.4
Investments in and advances to nonconsolidated affiliates	6.1	35.0	—	—		41.1
Goodwill and other intangible assets	2,216.1	688.0	—	1,701.9	(l)	4,966.0
				360.0	(m)
Deferred costs and other	328.6	338.0	—	11.7	(k)	678.3
	$8,585.6	$9,597.0	$(1,118.2)	$2,061.9		$19,126.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$174.5	$74.0	$—	$—		$248.5
Accrued expenses	577.7	734.0	—	—		1,311.7
Current portion of long-term debt	1.8	8.0	—	—		9.8
Total current liabilities	754.0	816.0	—	—		1,570.0
Long-term debt	5,151.1	4,143.0	(1,131.8)	1,920.4	(j)	10,442.7
				360.0	(m)
Liabilities held for sale	0.8	14.0	(14.3)	—		0.5
Deferred credits and other	198.5	126.0	—	—		324.5
Deferred income taxes	413.5	1,016.0	(27.4)	—		1,402.1
	6,517.9	6,115.0	(1,173.5)	2,280.4		13,739.8
Minority interests	32.5	—	—	—		32.5

Commitments and contingencies

Stockholders’ equity
Common stock	11.3	3.0	—	(3.0	)(l)	18.1
				6.8	(l)
Capital surplus	1,394.5	3,945.0	—	(3,945.0	)(l)	4,686.2
				3,291.7	(l)
Retained earnings	638.4	(488.0)	55.3	453.0	(l)	658.7
Accumulated other comprehensive income	1.0	22.0	—	(22.0	)(l)	1.0
Deferred compensation related to restricted stock	(10.0)	—	—	—		(10.0)
	2,035.2	3,482.0	55.3	(218.5)		5,354.0
	$8,585.6	$9,597.0	$(1,118.2)	$2,061.9		$19,126.3

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1 – Harrah’s Basis of Presentation

Historical financial information for Harrah’s for the year ended December 31, 2004, has been derived from Harrah’s historical financial statements.

Note 2 – Pro Forma Sale of Harrah’s Shreveport

The operating results of Harrah’s Shreveport, which was sold May 19, 2004, are being eliminated and interest expense is being reduced on the assumption that net proceeds from the sale were used to reduce outstanding debt. The sale of Harrah’s Shreveport avoided over-exposure in that market and facilitated gaining regulatory approval for the acquisition of Horseshoe.

Note 3 – Horseshoe Basis of Presentation

Historical financial information for Horseshoe for the six months ended June 30, 2004, has been derived from Horseshoe’s historical financial statements.  Certain reclassifications have been made to the historical Horseshoe financial statements to conform to the presentation used in Harrah’s historical financial statements.  Such reclassifications had no effect on Horseshoe’s previously reported income from continuing operations.

Note 4 – Horseshoe Pro Forma Statements of Income Adjustments

Following are brief descriptions of the pro forma adjustments to the statements of income to reflect the July 1, 2004, acquisition of Horseshoe.  For purposes of this pro forma financial information, depreciation expense related to property and equipment is based on Harrah’s estimated useful lives of 10 to 40 years for buildings, riverboats and barges and 2 to 15 years for furniture, fixtures and equipment.  Most of the intangible assets included in the Horseshoe acquisition are anticipated to have indefinite lives and, therefore, to be non-amortizing.  See (a) below for a description of intangible assets to be amortized.

(a)          Adjusts depreciation expense based on the fair value and estimated lives assigned to buildings, riverboats, furniture, fixtures and equipment in our preliminary purchase price allocation.  Also records amortization of estimated intangible assets for the recognition of customer lists with estimated lives of 15 years and for an agreement to be amortized over four years.

(b)         Eliminates acquisition-related costs triggered by “change of control” provisions in certain of Horseshoe’s benefit plans, including a retention bonus plan, employment agreements and executive severance agreements of $21.5 million for the six months ended June 30, 2004, and Horseshoe’s Equity Incentive Plan of $43.4 million for the six months ended June 30, 2004.  Also records the impact on expenses of certain operational efficiencies for functions that were eliminated or reduced as a result of the acquisition of Horseshoe.  The elimination of duplicative corporate office and operational support functions reduces expenses by $11.5 million for the six months ended June 30, 2004.

(c)          Reflects increase in interest expense comprised of incremental borrowings incurred by Harrah’s to fund the acquisition, including transaction costs, and the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes (see (e) below).  The pro forma interest expense arising from the additional borrowings has been computed using the stated rate on $500 million of Harrah’s 5.375% Senior Notes and on $750 million of Harrah’s 5.5% Senior Notes and the current rate on approximately $230 million of Harrah’s revolving credit agreement.  The current interest rate on Harrah’s revolving credit agreement is 3.2%.  Each 1/8% change in the floating rate on the approximate $230 million borrowed under the revolving credit agreement would result in a change in interest expense of $143,750 for the six months ended June 30, 2004.

(d)         Reflects additional interest expense for the amortization of deferred finance charges and the discount arising from the incremental borrowings incurred by Harrah’s, see (c) above, to fund the acquisition of Horseshoe and the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes (see (e) below).

(e)          Reflects reduction in interest expense, including amortization of deferred finance charges and of the discount related to the debt, to reflect the retirement of all $535 million of Horseshoe 8 5/8% Senior Subordinated Notes due 2009, using funds described in (c) above.

(f)            Records the estimated tax effect of the pro forma adjustments and on the historical taxable income of Horseshoe.  Horseshoe had elected to be taxed as an S Corporation for federal income tax purposes and, accordingly, made no provision in the accounts of Horseshoe for federal income taxes.  The estimated tax rate was calculated using the federal statutory rate of 35% plus a state income tax rate of 1.65%.

Note 5 – Caesars Basis of Presentation

Historical financial information for Caesars as of and for the year ended December 31, 2004, has been derived from Caesars’ historical financial statements.  Certain reclassifications have been made to the historical Caesars financial statements to conform to the presentation used in Harrah’s historical financial statements.  Such reclassifications had no effect on Caesars’ previously reported income from continuing operations.

Note 6 – Pro Forma Sale of Properties

The pro forma adjustment for the sales of properties assumes the sales of the assets and certain related liabilities of Harrah’s East Chicago and Harrah’s Tunica properties and of Caesars’ Atlantic City Hilton, Bally’s Casino Tunica, Bally’s Casino New Orleans and Caesars Tahoe properties and their interests in Caesars Gauteng.   These properties are classified as assets and liabilities held for sale and discontinued operations in Harrah’s and Caesars’ respective financial statements.  Pro forma adjustments have been made to remove the assets and liabilities being sold, and interest expense is reduced on the assumption that net proceeds from the sales would have been used to reduce outstanding debt.

Note 7 – Caesars Merger

On July 14, 2004, Harrah’s, Harrah’s Operating Company and Caesars entered into an agreement providing for the merger of Caesars with Harrah’s Operating Company.

The following tables set forth the determination of the consideration to be paid for Caesars and the preliminary allocation of the purchase price.  The purchase price is based on a market value of $48.74 per share of Harrah’s common stock, which is the average of the quoted market price of Harrah’s common stock for the period beginning two trading days before and ending two trading days after the merger was announced.

(in millions)

Estimated cash consideration	$1,870.4
Estimated value of stock consideration	3,298.5
Fair market value of Caesars debt assumed by Harrah’s	4,511.0
Estimated transaction costs and expenses	50.0
Pro forma purchase price	$9,729.9

The preliminary determination of the consideration to be paid is based on Caesars’ outstanding shares at December 31, 2004.  The final determination of the consideration to be paid will be dependent on the number of shares of Caesars’ common stock at the closing of the transaction and the balance of Caesars’ outstanding debt.  An increase or decrease in shares outstanding of one million shares would result in an increase or decrease of approximately $6.0 million of estimated cash consideration and approximately $10.5 million increase or decrease in the value of the stock consideration.

The preliminary allocation of the pro forma purchase price is as follows:

Land, buildings, riverboats, furniture, fixtures and equipment	$7,173.0
Goodwill and other intangible assets	2,749.9
Other, net	(193.0)
$9,729.9

The final purchase price allocation will be completed after the transaction closes.   The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on Caesar’s book value of assets and liabilities at December 31, 2004. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and will be completed within one year from closing of the transaction.

Note 8 – Caesars Pro Forma Statements of Income Adjustments

Following are brief descriptions of the pro forma adjustments to the statement of income to reflect the merger of Caesars with Harrah’s Operating Company.  For purposes of this pro forma financial information, depreciation expense related to property and equipment is based on Caesars’ estimated useful lives of 30 to 40 years for buildings and riverboats and 3 to 10 years for furniture and equipment.  Since most of the intangible assets included in the Caesars merger are anticipated to have indefinite lives and, therefore, to be non-amortizing, no amortization of intangible assets has been included in the pro forma financial information.  Estimated useful lives and amortization periods of property, equipment and intangible assets will be determined during the purchase price allocation and adjusted accordingly.

The unaudited pro forma condensed combined financial statements do not reflect any synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations.  We estimate that we will realize approximately $80 million of synergies in the first full year after the merger.

(g)         Reflects increase in interest expense comprised of incremental borrowings incurred by Harrah’s to fund the cash portion of the merger, including transaction costs.  The pro forma interest expense arising from the additional borrowings has been computed using Harrah’s current average interest rate of 5.6%.  Each 1/8% change in the estimated interest rate on the approximate $1.9 billion borrowed to finance the cash portion of the merger would result in a change in interest expense of $2.4 million for the year ended December 31, 2004.

(h)         Reflects additional interest expense for the amortization of deferred finance charges arising from the incremental borrowings incurred by Harrah’s (see (g) above) to fund the acquisition of Caesars.

(i)             Records the estimated tax effect of the pro forma adjustments and on the historical taxable income of Caesars.  The estimated tax rate was calculated using the federal statutory rate of 35% plus a state income tax rate of 1.65%.

Note 9 – Caesars Pro Forma Balance Sheet Adjustments

Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the merger of Caesars with Harrah’s Operating Company.

(j)             Records additional borrowings incurred to fund the merger.

(k)          Records deferred financing costs incurred to borrow funds to fund the merger.

(l)             Records the acquisition of 100% of the equity of Caesars and reflects as goodwill and other intangible assets the excess of the purchase price over the estimated fair value of net tangible assets acquired and liabilities assumed.

(m)       Reflects the adjustment of Caesars’ outstanding debt to fair value.